UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 25, 2008

Paladin Realty Income Properties, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-51860	20-0378980
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10880 Wilshire Blvd., Suite 1400 Los Angeles, California	90024
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 996-8704

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 25, 2008, the Board of Directors of Paladin Realty Income Properties, Inc. (the “Company”) adopted Amendment No. 1 (the “Amendment”) to the Company’s Bylaws. The purpose of the Amendment is to add a Section 9.6 to Article Nine of the Company’s Bylaws, which provides that the Company’s leverage may not exceed 300% of the Company’s net assets, unless approved by the Company’s independent directors and disclosed to the Company’s stockholders in the Company’s next quarterly report. The Amendment was adopted to comply with the NASAA Statement of Policy Regarding Real Estate Investment Trusts, as amended May 7, 2007.

The Amendment is filed as Exhibit 3.1 to this Current Report on Form 8-K, and, pursuant to General Instruction F to the Commission’s Form 8-K, the information contained in the Amendment is incorporated into this Item 5.03 by this reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

3.1	Amendment No. 1 to Bylaws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PALADIN REALTY INCOME PROPERTIES, INC.

Date: March 28, 2008	By:	/s/ John A. Gerson
John A. Gerson Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

3.1	Amendment No. 1 to Bylaws.